EXHIBIT 99.1
T-Mobile Adds 2.1 Million Customers in the Second Quarter 2015

Customers Continue to Flock to America’s Un-carrier for Choice, Flexibility and Value

•	2.1 million total net customer additions, up 41% year-over-year -- 9th consecutive quarter with over 1 million

•	More than 1 million branded postpaid net customer additions, up 11% year-over-year -- 4th consecutive quarter with over 1 million

•	760,000 branded postpaid phone net customer additions, up 31% year-over-year -- demonstrating a continued focus on the most valuable customer segment of the market

•	178,000 branded prepaid net customer additions, up 75% year-over-year -- growing the industry’s biggest and best prepaid brands

•	1.3% branded postpaid phone churn -- continued record-low churn and a year-over-year reduction of 16 basis points

BELLEVUE, Wash. - July 9 - T-Mobile US, Inc. (NYSE: TMUS) today provided a preliminary view of key customer results for the second quarter of 2015, once again demonstrating continued strong momentum and positive customer response to its Un-carrier moves. The Company generated 2.1 million total net customer additions, including over 1.0 million branded postpaid net customer additions. This marks the ninth consecutive quarter that T-Mobile has delivered over 1 million total net customer additions and the fourth consecutive quarter with over 1 million branded postpaid net customer additions.

"T-Mobile’s momentum continued in full force for the second quarter, with 2.1 million customers voting in favor of the Un-carrier," said John Legere, President and CEO of T-Mobile. "Now we are doubling down again with Un-carrier Amped! Once again making it absolutely clear that....We Won’t Stop!"

Preliminary Second Quarter 2015 Customer Results
In the second quarter of 2015, T-Mobile added 2.1 million customers, bringing its total customer base to 58.9 million across postpaid, prepaid and wholesale. Total net customer additions were up 41% year-over-year and 14% sequentially.

T-Mobile reported continued strength in its branded postpaid customer segment in the second quarter of 2015. Total branded postpaid net customer additions were more than 1.0 million, up 11% compared to the prior year. Branded postpaid phone net customer additions were 760,000, up 31% compared to the prior year. Branded postpaid mobile broadband net customer additions were 248,000, down compared to last year, but up 85% sequentially.

"T-Mobile continues to win with the industry’s most valuable customer segment - postpaid phone customers," continued Legere. "We attract phone customers with signature moves that resonate and with the nation’s fastest 4G LTE network."

Branded prepaid net customer additions were 178,000 in the second quarter of 2015, which represents an improvement of 144% sequentially and 75% year-over-year. Branded prepaid to branded postpaid migrations of approximately 175,000 were down sequentially.

Wholesale net customer additions in the second quarter of 2015 were 886,000, up 93% year-over-year and 43% sequentially.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Branded postpaid phone churn of 1.3% in the second quarter of 2015 was down 16 basis points year-over-year, essentially flat from the record-low in the first quarter of 2015. The year-over-year decrease in churn reflects ongoing improvements in T-Mobile’s network as well as the increased customer value provided through Un-carrier innovations.

T-Mobile expects to report full financial results for the second quarter of 2015 on July 30, 2015.

Preliminary Customer Results and Churn Metrics

The following table sets forth the number of ending customers:

	As of
(in thousands)	June 30, 2015 (1)	March 31, 2015	June 30, 2014
Customers, end of period
Branded postpaid phone customers	27,595	26,835	23,633
Branded postpaid mobile broadband customers	1,723	1,475	897
Total branded postpaid customers	29,318	28,310	24,530
Branded prepaid customers	16,567	16,389	15,639
Total branded customers	45,885	44,699	40,169
M2M customers	4,529	4,562	4,047
MVNO customers	8,494	7,575	6,329
Total wholesale customers	13,023	12,137	10,376
Total customers, end of period	58,908	56,836	50,545

The following table sets forth the number of net customer additions (losses):

	Three Months Ended			% Change
(in thousands)	June 30, 2015 (1)	March 31, 2015	June 30, 2014	Qtr/Qtr	Year/Year
Net customer additions (losses)
Branded postpaid phone customers	760	991	579	(23)%	31%
Branded postpaid mobile broadband customers	248	134	329	85%	(25)%
Total branded postpaid customers	1,008	1,125	908	(10)%	11%
Branded prepaid customers	178	73	102	144%	75%
Total branded customers	1,186	1,198	1,010	(1)%	17%
M2M customers	(33)	141	225	NM	NM
MVNO customers	919	479	235	92%	NM
Total wholesale customers	886	620	460	43%	93%
Total net customer additions	2,072	1,818	1,470	14%	41%
NM - Not meaningful.

The following table sets forth the churn:

	Three Months Ended			bps change
	June 30, 2015 (1)	March 31, 2015	June 30, 2014	Qtr/Qtr	Year/Year
Branded postpaid phone churn	1.32%	1.30%	1.48%	+2 bps	-16 bps
Branded prepaid churn	4.93%	4.62%	4.50%	+31 bps	+43 bps

(1) The Company's customer results for the second quarter of 2015 are preliminary and subject to completion of the Company's quarter-end closing review procedures. Full second quarter results are expected to be reported on July 30, 2015.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile Social Media

Investors and others should note that the Company announces material financial and operational information to its investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter accounts @TMobileIR and @JohnLegere, which Mr. Legere also uses as a means for personal communications and observations, as means of disclosing information about the Company and its services and for complying with its disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. The social media channels that the Company intends to use as a means of disclosing the information described above may be updated from time to time as listed on the Company’s investor relations website.

About T-Mobile US, Inc.

As America's Un-carrier, T-Mobile US, Inc. (NYSE: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. The Company's advanced nationwide 4G LTE network delivers outstanding wireless experiences to approximately 59 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.t-mobile.com.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Any statements made herein that are not statements of historical fact, including statements about T-Mobile US, Inc.'s plans, outlook, beliefs, opinion, projections, guidance, strategy, integration of MetroPCS, expected network modernization and other advancements, are forward-looking statements. Generally, forward-looking statements may be identified by words such as "anticipate," "expect," "suggests," "plan," “project,” "believe," "intend," "estimates," "targets," "views," "may," "will," "forecast," and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: our ability to compete in the highly competitive U.S. wireless telecommunications industry; adverse conditions in the U.S. and international economies and markets; significant capital commitments and the capital expenditures required to effect our business plan; our ability to adapt to future changes in technology, enhance existing offerings, and introduce new offerings to address customers' changing demands; changes in legal and regulatory requirements, including any change or increase in restrictions on our ability to operate our network; our ability to successfully maintain and improve our network, and the possibility of incurring additional costs in doing so; major equipment failures; severe weather conditions or other force majeure events; and other risks described in our filings with the Securities and Exchange Commission, including those described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2015. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	877-281-TMUS or 212-358-3210
http://newsroom.t-mobile.com	investor.relations@t-mobile.com
http://investor.t-mobile.com

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com
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